UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 24, 2013
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-33706 (Commission File Number)	98-0399476 (IRS Employer Identification No.)

1111 West Hastings Street, Suite 320 Vancouver, British Columbia (Address of principal executive offices)	V6E 2J3 (Zip Code)

(604) 682-9775
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment to the Company's Current Report on Form 8-K is being filed solely for the purpose of including as exhibits the agreements referred to herein.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02      Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 24, 2013 (the "Effective Date"), Uranium Energy Corp. (the "Company") entered into restated and amended executive services agreements with each of Amir Adnani Corp., Harry L. Anthony and Mark Katsumata, each as described below.

Adnani Executive Services Agreement

On the Effective Date, the Company and Amir Adnani Corp. ("Adnani Corp.") entered into a Further Restated and Amended Executive Services Agreement (the "Adnani Agreement"), which supersedes and replaces Adnani Corp.'s prior Further Amended and Restated Executive Services Agreement dated July 23, 2009, as amended by certain letter agreements to the same, dated for reference effective as at July 1, 2010 and February 1, 2012, respectively.

The Adnani Agreement has an initial term commencing retroactively on July 1, 2013 and expiring on July 1, 2016, and is subject to automatic renewal on a three-month to three-month term renewal basis unless either the Company or Adnani Corp. provides written notice not to renew the Adnani Agreement no later than 90 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Adnani Agreement: (a) through Adnani Corp., Amir Adnani shall continue to provide services to the Company commensurate with his current executive positions as the Company's President and Chief Executive Officer, and (b) the Company shall pay to the Amir Adnani Corp. a monthly fee of $30,000.

The Adnani Agreement provides for a severance package to Adnani Corp.: (i) in the event the Company elects not to renew the Adnani Agreement or terminates the Adnani Agreement without just cause, (ii) in the event that Adnani Corp. elects to terminate the Adnani Agreement for good reason as defined under the Adnani Agreement, or (iii) in the event of the death or disability of Mr. Adnani. If Adnani Corp. elects to terminate the Adnani Agreement except for good reason, Adnani Corp. is not entitled to a severance package. In addition, if the Company terminates the Adnani Agreement for just cause, Adnani Corp. is not entitled to a severance package.

Anthony Executive Services Agreement

On the Effective Date, the Company and Harry L. Anthony entered into a Further Restated and Amended Executive Services Agreement (the "Anthony Agreement"), which supersedes and replaces Mr. Anthony's prior Further Amended and Restated Executive Services Agreement dated July 23, 2009.

The Anthony Agreement has an initial term commencing retroactively on July 1, 2013 and expiring on July 1, 2016, and is subject to automatic renewal on a three-month to three-month term renewal basis unless either the Company or Mr. Anthony provides written notice not to renew the Anthony Agreement no later than 90 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Anthony Agreement: (a) Mr. Anthony shall continue to provide services to the Company commensurate with his current executive position as the Company's Chief Operating Officer, and (b) the Company shall pay to Mr. Anthony a monthly fee of $25,000.

The Anthony Agreement provides for a severance package to Mr. Anthony: (i) in the event the Company elects not to renew the Anthony Agreement or terminates the Anthony Agreement without just cause, (ii) in the event that Mr. Anthony elects to terminate the Anthony Agreement for good reason as defined under the Anthony Agreement, or (iii) in the event of the death or disability of Mr. Anthony. If Mr. Anthony elects to terminate the Anthony Agreement except for good reason, Mr. Anthony is not entitled to a severance package. In addition, if the Company terminates the Anthony Agreement for just cause, Mr. Anthony is not entitled to a severance package.

Katsumata Executive Services Agreement

On the Effective Date, the Company and Mark Katsumata entered into a Restated and Amended Executive Consulting Services Agreement (the "Katsumata Agreement"), which supersedes and replaces Mr. Katsumata's prior Executive Consulting Services Agreement dated January 5, 2011.

The Katsumata Agreement has an initial term commencing retroactively on July 1, 2013 and expiring on July 1, 2015, and is subject to automatic renewal on a three-month to three-month term renewal basis unless either the Company or Mr. Katsumata provides written notice not to renew the Katsumata Agreement no later than 90 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Katsumata Agreement: (a) Mr. Katsumata shall continue to provide services to the Company commensurate with his current executive position as the Company's Chief Financial Officer, and (b) the Company shall pay to Mr. Katsumata a monthly fee of CDN$13,750.

The Katsumata Agreement provides for a severance package to Mr. Katsumata: (i) in the event the Company elects not to renew the Katsumata Agreement or terminates the Katsumata Agreement without just cause, (ii) in the event that Mr. Katsumata elects to terminate the Katsumata Agreement for good reason as defined under the Katsumata Agreement, or (iii) in the event of the death or disability of Mr. Katsumata. If Mr. Katsumata elects to terminate the Katsumata Agreement except for good reason, Mr. Katsumata is not entitled to a severance package. In addition, if the Company terminates the Katsumata Agreement for just cause, Mr. Katsumata is not entitled to a severance package.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits.
Exhibit	Description
10.1	Further Restated and Amended Executive Services Agreement between Uranium Energy Corp. and Amir Adnani Corp., dated July 24, 2013
10.2	Further Restated and Amended Executive Services Agreement between Uranium Energy Corp. and Harry L. Anthony, dated July 24, 2013
10.3	Restated and Amended Executive Consulting Services Agreement between Uranium Energy Corp. and Mark Katsumata, dated July 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
DATE: December 5, 2013	By: /s/ Mark Katsumata Mark Katsumata Chief Financial Officer

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